Exhibit 10.2

Ninth Amended and Restated Rent Supplement

(McAllen Lease)

December 31, 2015

This Ninth Amended and Restated Rent Supplement (this “Ninth Amended Supplement”) between Sharyland Distribution and Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on December 31, 2015, to memorialize supplements to the McAllen Lease (as defined below), effective as of January 1, 2016. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the McAllen Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (McAllen System), dated December 1, 2014 (as amended from time to time in accordance with its terms, the “McAllen Lease”);

WHEREAS, on March 13, 2015 the Parties executed an Eighth Amended and Restated Rent Supplement (McAllen Lease) (the “Eighth Amended Supplement”), which the Parties now wish to amend and restate pursuant to Section 3.2(b) of the McAllen Lease; and

WHEREAS, the Parties intend to memorialize in this Ninth Amended Supplement the Incremental CapEx the Parties expect during 2016.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Eighth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2. The McAllen Lease, except as supplemented by this Ninth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:

2010	$2,195,000
2011	$504,000
2012	$1,262,963
2013	$16,391,255
2014	$46,042,142
2015	$1,019,493	*
2016	$4,360,495	**
	$8,189	***
(Total 2016)	$4,368,684

*	Represents the amount of distribution Incremental CapEx the Parties expected to be placed in service during 2015, with a weighted average in service date of July 1, 2015. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Sixth Amended and Restated Rent Supplement (McAllen Lease) dated January 1, 2015.
**	Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service during 2016, with a weighted average in service date of September 1, 2016.
***	Represents the aggregate amount of transmission Incremental CapEx the Parties expect to be placed in service in 2016. Of the 2016 Incremental CapEx, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2016 Regulatory Order (“First 2016 CapEx”), an aggregate of $8,189 is

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expected to be in service as of the balance sheet date reflected in Lessee’s second 2016 Regulatory Order (“Second 2016 CapEx”), and $0 is expected to be placed in service throughout the remainder of 2016 (“2016 Stub-Year CapEx”). A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates. The Parties expect the First 2016 CapEx, Second 2016 CapEx, and 2016 Stub-Year CapEx, collectively, to have a weighted average in-service date of April 1, 2016. The Parties expect the first 2016 Regulatory Order to be effective on June 1, 2016, the second 2016 Regulatory Order to be effective on October 1, 2016, and the first 2017 Regulatory Order to be effective on March 1, 2017. The Parties agree that any Rent Validation (within the meaning of the McAllen Lease) with respect to First 2016 CapEx, Second 2016 CapEx, or 2016 Stub-Year CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the McAllen Lease.

Lessee CapEx:

2010	$666,488
2011	$121,897
2012	$263,733
2013	$68,303
2014	$89,405
2015	$0
2016	$0

Base Rent:

2010	$5,260,447
2011	$5,453,529
2012	$5,521,881
2013	$6,566,290
2014	$8,445,964
2015	$11,764,854	#
2016	$11,782,693	##
2017	$11,417,809	###
2018	$10,973,812
2019	$10,769,516

#	The amount of 2015 Base Rent included in the Eighth Amended Supplement was $11,764,854, comprised of 2015 Base Rent payments of $952,734 paid on the 15th day of each month beginning on March 15, 2015 through May 15, 2015 (with respect to January 2015 through March 2015) and payments of $989,628 paid on the 15th day of each month beginning on June 15, 2015 through December 15, 2015 (with respect to April 2015 through October 2015). Lessee is scheduled to make a monthly 2015 Base Rent payment of $989,628 on each of January 15, 2016 and February 15, 2016 (with respect to November and December 2015).
##	Lessee will make a monthly 2016 Base Rent payment of $981,878 on the 15th day of each month beginning on March 15, 2016 through August 15, 2016 (with respect to January 2016 through June 2016). Lessee will then make a monthly 2016 Base Rent payment of $981,878 on the 15th day of each month beginning on September 15, 2016 through December 15, 2016 (with respect to July 2016 through October 2016), with the increase in monthly Base Rent reflecting First 2016 CapEx and commencing July 1, 2016, which is 30 days after approval of Lessee’s first 2016 Regulatory Order. Lessee will then make a monthly 2016 Base Rent payment of $981,958 on each of January 15, 2017 and February 15, 2017 (with respect to November 2016 and December 2016), with the increase in monthly Base Rent reflecting Second 2016 CapEx and commencing November 1, 2016, which is 30 days after approval of Lessee’s second 2016 Regulatory Order.

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###	Lessee will make a monthly 2017 Base Rent payment of $951,484 on the 15th day of each month beginning on March 15, 2017 through May 15, 2017 (with respect to January 2017 through March 2017). Lessee will then make a 2017 Base Rent payment of $951,484 on the 15th day of each month beginning on June 15, 2017 through February 15, 2018 (with respect to April 2017 through December 2017), with the increase in monthly Base Rent reflecting 2016 Stub-Year CapEx and commencing April 1, 2017, which is 30 days after approval of Lessee’s first 2017 Regulatory Order.

Percentage Rent Percentages:

2010	36.993%
2011	36.972%
2012	36.923%
2013	37.0%
2014	36.9%
2015	37.2%
2016	32.1%
2017	31.1%
2018	29.2%
2019	28.9%

Annual Percentage Rent Breakpoints:

2010	$5,260,447
2011	$5,453,529
2012	$5,521,881
2013	$6,566,290
2014	$8,445,964
2015	$11,764,854
2016	$12,532,774	*
2017	$12,197,809	**
2018	$11,784,812
2019	$11,613,516

*	The 2016 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2016 Regulatory Order and the second 2016 Regulatory Order, as well as the amount of First 2016 CapEx and Second 2016 CapEx.
**	The 2017 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2016 Regulatory Order, the second 2016 Regulatory Order, and the first 2017 Regulatory Order, as well as the amount of First 2016 CapEx, Second 2016 CapEx, and 2016 Stub-Year CapEx.

Revenues Attributable to Lessee CapEx:

2010	$60,546
2011	$249,481
2012	$289,945
2013	$345,693
2014	$355,744
2015	$305,891
2016	$150,457
2017	$46,620
2018	$25,145
2019	$0

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ERCOT Transmission Rate
Allocation:	before June 20, 2013: 100%
between June 20 and October 17, 2013: 27.8%
between October 17, 2013 and February 25, 2014: 11.8%
between February 25, 2014 and May 1, 2014: 8.2%
between May 1, 2014 and October 3, 2014: 8.6%
between October 3, 2014 and March 31, 2015: 12.0%
between April 1, 2015 and October 31, 2015: 11.9%
between November 1, 2015 and June 1, 2016: 10.6%
between June 1, 2016 and October 1, 2016: 10.9%
starting October 1, 2016: 10.4%

Term of Rent Supplement: Expires 12/31/19

MCALLEN LEASE

The Parties have executed this Ninth Amended Supplement to the McAllen Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

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